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                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2)
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section  240.14a-12

                          PANCHO'S MEXICAN BUFFET, INC.
                (Name of Registrant as Specified in Its Charter)


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       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:


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      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total Fee Paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                          PANCHO'S MEXICAN BUFFET, INC.

3500 NOBLE AVENUE                                        FORT WORTH, TEXAS 76111



                                   SUPPLEMENT
                             dated February 6, 2001

                             TO THE PROXY STATEMENT
                             dated January 29, 2001
                                     for the
                       2001 Annual Meeting of Stockholders

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This Errata Supplement to the Proxy Statement of Pancho's Mexican Buffet, Inc.,
a Delaware corporation (the "Company"), is being furnished to Stockholders of record as of January 17, 2001 in connection with the solicitation of proxies by the Board of Directors of the Company with respect to the Annual Meeting of Stockholders to be held on Wednesday, March 7, 2001 at 10:00 a.m., and at any and all adjournments or postponements thereof.

The following information corrects the Proxy Statement dated January 29, 2001. THIS SUPPLEMENT CONTAINS IMPORTANT INFORMATION AND, ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE FOLLOWING INFORMATION IN CONNECTION WITH EXECUTING THEIR PROXIES.

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On the first page of the Proxy Statement, the number of shares outstanding as of
January 17, 2001 was inadvertently reported as 1,474,017 Common Shares of a par value of $.10 per share. The correct number of shares is 1,477,119 Common Shares of a par value of $.10 per share.

On the first page of the Proxy Statement, the second sentence under the heading "Election of Directors" currently reads: "The Board of Directors has fixed at eight (9) the number of Directors which will constitute the Board for the ensuing year." The sentence should read as follows: "The Board of Directors has fixed at nine (9) the number of Directors which will constitute the Board for the ensuing year."

On page 13 of the Proxy Statement, under the heading "Stockholder Proposal to Place the Company on the Market," the Company inadvertently misstated the following: "Therefore, the Board of Directors unanimously recommends a vote AGAINST this proposal." In actuality, one member of the Board of Directors has voted in favor of this proposal. Therefore, the sentence should read as follows:
"Therefore, the Board of Directors recommends a vote AGAINST this proposal."